Exhibit 99.1

AMERICAN LAND LEASE, INC. ANNOUNCES SPECIAL MEETING OF

COMMON STOCKHOLDERS TO APPROVE SALE TO GREEN COURTE

Company also announces delisting of its 7.75% Series A Cumulative Redeemable Preferred Stock

CLEARWATER, Fla. – February 24, 2009 – (BUSINESS WIRE) – American Land Lease, Inc. (“ANL”) today announced that a record date and a special meeting date have been established for ANL’s common stockholders to consider and vote on the proposal to adopt the previously announced agreement and plan of merger with, among others, an affiliate of Green Courte Partners, LLC, a Chicago-based private equity investment firm (such affiliate, “Green Courte Partners”), and approval of the merger of Green Courte Partners and ANL.

ANL common stockholders of record as of the close of business on February 23, 2009 are entitled to notice of the special meeting and to vote on the adoption of the merger agreement and approval of the merger. The special meeting is scheduled to be held on Monday, March 16, 2009 at 9:00 a.m., Chicago time. The definitive proxy statement for the special meeting has been filed with the Securities and Exchange Commission (“SEC”) and is first being mailed to stockholders on February 24, 2009. As a result of the consummation of the previously announced cash tender offer by Green Courte Partners for shares of ANL’s common stock, Green Courte Partners owns and has the right to vote a sufficient number of outstanding shares such that approval of the merger at the special meeting is assured without the affirmative vote of any other stockholder. The merger is expected to close promptly following the special meeting.

ANL also announced today that it has provided written notice to the New York Stock Exchange (the “NYSE”) of its intent to voluntarily delist its 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) from the NYSE, effective March 16, 2009. ANL intends to effect the delisting by filing a Form 25 with the SEC on or about March 6, 2009. ANL intends to terminate its registration and reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing a Form 15 with the SEC promptly following the completion of the merger to deregister and terminate its reporting obligations with respect to its common stock and Series A Preferred Stock under the Exchange Act.

About ANL

American Land Lease, Inc. is a Clearwater, Florida-based real estate investment trust that owns, develops and manages residential land lease communities primarily serving active adults. With over 10,000 home sites in 30 communities located primarily in Florida, Arizona and Alabama, ANL is committed to providing affordable, free-spirited retirement living for active adults. For more information, visit www.americanlandlease.com.

Forward-looking statements

This press release includes certain forward-looking statements. Any such forward-looking statements may involve risk and uncertainties. These forward-looking statements appear throughout the press release and include statements regarding the intent, belief or current expectations of American Land Lease, Inc., including statements concerning American Land Lease, Inc.’s expectation regarding the closing of the merger and its intent to delist its preferred stock from the NYSE and deregister its common stock and Series A Preferred Stock with the SEC. Such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties. Actual results may differ materially from those described in such forward-looking statements as a result of various factors. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the ability of American Land Lease, Inc. to control or predict. American Land Lease, Inc. has no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

American Land Lease, Inc.

Shannon E. Smith, Chief Financial Officer, 727-726-8868

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